EXHIBIT 32
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                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                         CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350, AS ADOPTED
                      PURSUANT TO SECTION 906 OF THE
                         SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Touchstone
Applied Science Associates, Inc. (the "Company") on Form 10-KSB for the period ending October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew L. Simon, President and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1)     The Report fully complies with the requirements of
                Section 13(a) or 15(d) of the Securities Exchange Act of
                1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


January 29, 2004


                                           /s/ ANDREW L. SIMON
                                           -------------------

                                           President, Chief Executive
                                           Officer and Chief Financial
                                           Officer

       A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY
       SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING,
       OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT
       REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO TOUCHSTONE
       APPLIED SCIENCE ASSOCIATES, INC. AND WILL BE RETAINED BY TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC. AND FURNISHED TO
       THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.